Exhibit 10.1

NACHTRAG ZUM ANSTELLUNGSVERTRAG VOM 11.03.1996	ADDENDUM TO THE EMPLOYMENT CONTRACT OF MARCH 11, 1996

zwischen	between

Franklin Electronic Publishers (Deutschland) GmbH	Franklin Electronic Publishers (Deutschland) GmbH

- im Folgenden die “Gesellschaft” genannt -	- hereinafter referred to as “Company” -

und	and

Herrn Walter Schillings.	Mr. Walter Schillings.

Präambel	Preamble

Der Geschäftsführeranstellungsvertrag von Herrn Schillings, datierend auf den 11.03.1996, wurde bereits durch Änderungsvereinbarungen vom 01.10.1999, 15.02.2000, 05.12.2002 sowie zuletzt durch Änderungsvereinbarung vom 19.06.2006 abgeändert.	The Managing Director Employment Contract of Mr. Schillings of March 11, 1996 has already been amended by Amending Agreements of October 1, 1999, February 15, 2000, December 5, 2002 and lastly by the Amending Agreement of June 19, 2006.

Grund der erneuten Vertragsänderung ist die Verlängerung des Anstellungsvertrages. Aufgrund der letzten Änderung, datierend auf den 19.06.2006, endet das Anstellungsverhältnis mit Ablauf des 14.02.2009.	The new amendment deals with the extension of the Employment Contract. According to the last amendment of June 19, 2006 the employment relationship will end with the passing of February 14, 2008.

I. Änderungsbestimmungen	I. Amending provisions

Die Parteien vereinbaren, dass die “Vertragsänderung” vom 19.06.2006 dahin gehend ergänzt wird, dass in Ziffer I. Änderungsbestimmungen der zweite Absatz wie folgt neu gefasst wird:	The parties agree that the “Amending Agreement” of June 19, 2006 shall be supplemented and that the second paragraph of Clause I. of the amending provisions shall be restated and read as follows:

“Der Vertrag von Herrn Schillings wird	“The contract with Mr. Schillings shall

beginnend am 15.02.2009 um weitere drei Jahre verlängert und endet somit mit Ablauf des 14.02.2012.”	be extended for three more years beginning on February 15, 2009 and shall end with the passing of February 14, 1012.”

II. Sonstiges	II. Miscellaneous

1.      Im Übrigen gelten die Bestimmungen der Vertragsänderung vom 19.06.2006 entsprechend fort mit der Maßgabe, dass jeweils das Datum 15.08.2008 durch das Datum 15.08.2011 sowie das Datum 14.02.2009 durch das Datum 14.02.2012 ersetzt wird.

1.      Furthermore, the provisions contained in the Amending Agreement of June 19, 2008 shall continue to exist subject to the condition that the date August 15, 2008 is replaced by the date August 15, 2011 and the date February 14, 2009 is replaced by the date February 14, 2012.

2. Im Übrigen bleiben die Bestimmungen der Vereinbarungen vom 11.03.1996, 01.10.1999, 15.02.2000, 05.12.2002 sowie 19.06.2006 unverändert.	2. Furthermore, the provisions contained in the Agreements of March 11, 1996, October 1, 1999, February 15, 2000, December 5, 2002 and June 19, 2008 shall remain unchanged.

/s/ August 6, 2008 /s/ Barry Lipsky
(Place, Date / Ort, Datum), Franklin Electronic Publishers, Inc. Barry Lipsky

/s/ August 8, 2008 /s/ Walter Schillings
(Place, Date / Ort, Datum) Walter Schillings